As filed with the U.S. Securities and Exchange Commission on January 22, 2018.

Registration No. 333-222529

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

________________

Ocean Thermal Energy Corporation

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	4931 (Primary Standard Industrial Classification Code Number)	20-5081381 (I.R.S. Employer Identification No.)

800 South Queen Street
Lancaster, Pennsylvania 17603

(717) 299-1344

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeremy P. Feakins

Chief Executive Officer

Ocean Thermal Energy Corporation

800 South Queen Street
Lancaster, Pennsylvania 17603

(717) 299-1344

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John P. Cleary, Esq.

Christopher L. Tinen, Esq.

Procopio, Cory, Hargreaves & Savitch LLP

12544 High Bluff Drive, Suite 300

San Diego, California 92130

(619) 515-3221

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [_]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer: [_]		Accelerated filer: [_]

Non-accelerated filer [_]	(Do not check if a smaller reporting company)	Smaller reporting company [X]
Emerging growth company [_]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (4)
Common Stock, $0.001 value per share	52,631,578	$0.285	$14,999,999.70	$1,867.50

____________

(1)	An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”) to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act.
(3)	Based on the average of the high and low sales prices for the registrant’s common stock on January 9, 2018.
(4)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Ocean Thermal Energy Corporation

Ocean Thermal Energy Corporation is filing this Amendment No. 1 (the “Amendment”) to the Registration Statement on Form S-1 (File No. 333-222529) initially filed on January 12, 2018. The Registrant is filing this Amendment for the sole purpose of replacing Exhibit 5.1 and 23.2 to the Registration Statement. This Amendment does not modify any provision of Part I or Part II of the Registration Statement other than Item 16(a) of Part II as set forth below.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits.

See the Exhibit Index attached to this Registration Statement, which is incorporated by reference herein.

EXHIBIT INDEX

Exhibit Number	Title of Document	Location
3.1	Articles of Incorporation of TetriDyn Solutions, Inc. dated May 15, 2006	Incorporated by reference from the current report on Form 8-K filed June 7, 2006.
3.2	By-laws	Incorporated by reference from the current report on Form 8-K filed June 7, 2006.
3.3	Designation of Rights, Privileges, and Preferences of Series A Preferred Stock	Incorporated by reference from the annual report on Form 10-K for the year ended December 31, 2009, filed March 31, 2010.
3.4	Certificate of Amendment to Articles of Incorporation, dated May 8, 2017	Incorporated by reference from the current report on Form 8-K filed May 12, 2017.
4.1	Specimen stock certificate	Incorporated by reference from the registration statement on Form S-8 August 25, 2017.
5.1*	Legal Opinion of Procopio, Cory, Hargreaves & Savitch, LLP
10.7	Loan Agreement between TetriDyn Solutions, Inc., and Southeast Idaho Council of Governments, Inc., together with related promissory notes, dated December 23, 2009	Incorporated by reference from the annual report on Form 10-K for the year ended December 31, 2009, filed March 31, 2010.
10.18	Consolidated Promissory Note for $394,350 dated December 31, 2014	Incorporated by reference from the current report on Form 8-K filed June 8, 2015.
10.19	Investment Agreement between and among TetriDyn Solutions, Inc., Antoinette Knapp Hempstead, on behalf of herself and the estate of her late husband, David W. Hempstead, and JPF Venture Group, Inc.	Incorporated by reference from the current report on Form 8-K filed June 8, 2015.
10.20	Agreement and Plan of Merger between TetriDyn Solutions, Inc. and Ocean Thermal Energy Corporation dated March 12, 2015	Incorporated by reference from the current report on Form 8-K filed June 8, 2015.
10.22	Amendment to March 12, 2015 Merger Agreement	Incorporated by reference from the quarterly report on Form 10-Q for the quarter ended June 30, 2015, filed October 2 2015.
10.23	Promissory Note dated June 23, 2015	Incorporated by reference from the quarterly report on Form 10-Q for the quarter ended June 30, 2015, filed October 2 2015.
10.24	Agreement to Terminate Agreement and Plan of Merger between TetriDyn Solutions, Inc. and Ocean Thermal Energy Corporation	Incorporated by reference from the current report on Form 8-K filed December 10, 2015.

3

10.25	Promissory Note dated February 25, 2016	Incorporated by reference from the current report on Form 8-K filed March 1, 2016.
10.26	Promissory Note dated November 23, 2015	Incorporated by reference from the annual report on Form 10-K for the year ended December 31, 2015, filed March 30, 2016.
10.27	Summary of Compensatory Arrangements with Directors and Named Executive Officers	Incorporated by reference from the annual report on Form 10-K for the year ended December 31, 2015, filed March 30, 2016.
10.28	Asset Purchase Agreement between TetriDyn Solutions, Inc. and JPF Venture Group, Inc. dated December 8, 2016	Incorporated by reference from the current report on Form 8-K filed December 12, 2016.
10.29	Promissory Note dated October 20, 2016	Incorporated by reference from the current report on Form 8-K filed October 20, 2016.
10.30	Promissory Note dated May 20, 2016	Incorporated by reference from the current report on Form 8-K filed May 24, 2016.
10.31	Amendment to Convertible Promissory Notes, dated February 24, 2017	Incorporated by reference from the current report on Form 8-K filed March 2, 2017.
10.32	Agreement and Plan of Merger between TetriDyn Solutions, Inc. and Ocean Thermal Energy Corporation, dated March 1, 2017	Incorporated by reference from the current report on Form 8-K filed March 10, 2017.
10.33	Equity Purchase Agreement, dated December 18, 2017	Incorporated by reference from the current report on Form 8-K filed December 21, 2017.
10.34	Registration Rights Agreement, dated December 18, 2017	Incorporated by reference from the current report on Form 8-K filed December 21, 2017.
10.35	Common Stock Purchase Warrant, dated December 18, 2017	Incorporated by reference from the current report on Form 8-K filed December 21, 2017.
10.36	Note and Warrant Purchase Agreement, dated December 28, 2017	Incorporated by reference from the current report on Form 8-K filed January 3, 2018.
10.37	Form of Unsecured Promissory Note	Incorporated by reference from the current report on Form 8-K filed January 3, 2018.
10.38	Form of Common Stock Purchase Warrant	Incorporated by reference from the current report on Form 8-K filed January 3, 2018.
14.1	Code of Ethics	Incorporated by reference from the annual report on Form 10-KSB for the year ended December 31, 2006, filed April 2, 2007.
21.1	Schedule of Subsidiaries	Incorporated by reference from the annual report on Form 10-K for the year ended December 31, 2010, filed April 13, 2011.
23.1 #	Consent of Liggett & Webb, P.A.
23.2*	Consent of Procopio, Cory, Hargreaves & Savitch, LLP (included in Exhibit 5.1)
24.1#	Power of Attorney (included on signature page)
101.INS #	XBRL Instance Document**
101.SCH #	XBRL Extension Schema Document**
101.CAL #	XBRL Extension Calculation Linkbase Document**
101.DEF #	XBRL Extension Definition Linkbase Document**
101.LAB #	XBRL Extension Labels Linkbase Document**
101.PRE #	XBRL Extension Presentation Linkbase Document**

___________________

* Filed herewith.

** In accordance with Rule 406T of Regulation S-T, this information is deemed not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

# Previously filed.

4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lancaster, State of Pennsylvania, on January 22, 2018.

OCEAN THERMAL ENERGY CORPORATION

By:	/s/ Jeremy P. Feakins Jeremy P. Feakins Chief Executive Officer and Chief Financial Officer (Principal Executive and Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Jeremy P. Feakins	Chief Executive Officer, Chief Financial Officer and Chairman	January 22, 2018
Jeremy P. Feakins	(Principal Executive and Financial Officer)

* Peter Wolfson	Director	January 22, 2018

* Antoinette Hempstead	Director	January 22, 2018

*By:	/s/ Jeremy P. Feakins
Name: Jeremy P. Feakins
Title: Chief Executive Officer and Chief Financial Officer

5